                                                                    Exhibit 10.8

Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Securities and Exchange Commission without the Mark pursuant to the Company's Application for Order Granting Confidential Treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

[West Pharmaceutical Services LOGO]

                       WEST PHARMACEUTICAL SERVICES, INC.

                         And its wholly owned subsidiary

                   WEST PHARMACEUTICAL SERVICES DRUG DELIVERY
                         & CLINICAL RESEARCH CENTRE LTD.


                                       and



                     INNOVATIVE DRUG DELIVERY SYSTEMS, INC.




                       RESEARCH AND DEVELOPMENT AND OPTION
                                    AGREEMENT

                                (Nasal Fentanyl)





                             Dated October 24, 2000

                  RESEARCH AND DEVELOPMENT AND OPTION AGREEMENT

         THIS IS A RESEARCH AND DEVELOPMENT AND OPTION AGREEMENT (the "Agreement"), dated as of October 24, 2000 (the "Effective Date"), among West Pharmaceutical Services, Inc., a Pennsylvania corporation, ("West") with offices at 101 Gordon Drive, Lionville, PA, 19341, its wholly owned subsidiary West Pharmaceutical Services Drug Delivery & Clinical Research Centre Ltd., a corporation organized under the laws of England and Wales, ("West/Nottingham") with offices at Albert Einstein Centre, Nottingham Science & Technology Park, University Boulevard, Nottingham, NG7 2TN, United Kingdom (West and West/Nottingham collectively being referred to herein as the "West Group"); and Innovative Drug Delivery Systems, Inc., a Delaware corporation, ("IDDS") with offices located at 787 Seventh Avenue, New York, New York 10019.

                                   Background

         West (directly and through its subsidiaries, including West/Nottingham) is engaged in, among other things, the research and development of delivering pharmaceutical compounds using its patented and proprietary drug-delivery technology. West/Nottingham is the owner of the entire right, title and interest in certain issued letters patent and pending patent applications relating to the use of chitosan for the transmucosal delivery of pharmaceutical compounds, including the delivery of morphine via the nasal mucosa. West, West/Nottingham and IDDS have entered into a License Agreement as of August 25, 2000 (the "License Agreement") under which West and West/Nottingham have granted IDDS an exclusive worldwide license to make, use and sell products including fentanyl covered by such patents for the treatment of pain in humans and animals.

         IDDS desires that the West Group to perform certain work for the development of a product for administering fentanyl via the nasal mucosa, and to itself conduct further development work and to pay West certain milestone payments with respect thereto, and also desires to grant West an option to manufacture commercial quantities of the developed products, all on the terms and conditions set forth herein.

                                    Agreement

         Accordingly, intending to be legally bound, the Parties agree as follows:

1. Definitions. Terms defined in this Section 1 and parenthetically elsewhere in this Agreement will throughout this Agreement have the meanings here or there provided. Defined terms may be used in the singular or in the plural, as sense shall require.

         1.1. "Affiliate" means, with respect to any Party, an entity, over 50% of the voting securities of which are directly or indirectly controlled by such Party, or an entity that directly or indirectly controls over 50% of the voting securities of such Party.

         1.2. "Background IP" means know-how, knowledge, experience, inventions, processes, technical information, trade secrets, formulas, protocols, data and results (and any patents and patent applications claiming any of the foregoing) arising from or acquired outside the development activities under this Agreement that is necessary or useful for practicing the art covered by the Licensed Patents or the Program IP.

         1.3. "Development Program" means the program of work for the development of the Licensed Product, including milestones to be achieved, cost estimates, relevant time schedules, etc., attached hereto as Exhibit A and as modified from time to time by written agreement of the Parties.

         1.4. "EMEA" means the European Agency for the Evaluation of Medical Products.

         1.5. "Fair Market Value" means, with respect to NLPT Securities, the average closing bid price as quoted by the Exchange for the 20-Business Day period that commences on the 10th Business Day immediately preceding the date of the event that triggers the milestone payment and ends on the 10th Business Day immediately following such date. As used herein, a "Business Day" is a day on which banks and the Exchange are open for the transaction of business in New York City.

         1.6. "Field of Use" means the delivery of fentanyl via the nasal mucosa to humans or animals for the treatment of pain.

         1.7.     "FDA" means the U.S. Food and Drug Administration.

         1.8.     "IND" means an Investigational New Drug Application.

         1.9. "Launch" means commencement of commercial sale of the Licensed Product following receipt of all necessary Regulatory Agency approvals

         1.10. "Launch Date" means the date of the first such commercial sale following the Launch.

         1.11. "Licensed Patents" means the letters patent and letters patent that may issue from patent applications listed in Schedule 1 of the License Agreement which relate to nasal fentanyl, including all continuations, continuations-in-part, divisionals, reissues and reexaminations thereof.

         1.12. "Licensed Product" means fentanyl combined with chitosan or a chitosan derivative or salt for administration to humans and animals via the nasal mucosa and which is covered by one or more claims of the Licensed Patents.

         1.13. "Major Market Country" means the United States, Japan, or any European Union nation party to the EMEA Mutual Recognition guidelines for pharmaceutical products.

         1.14. "NLPT Securities" means equity securities of IDDS or an Affiliate that are listed on any of the New York Stock Exchange, NASDAQ National Market System, NASDAQ Small-Cap Market or American Stock Exchange (each, an "Exchange") and that meet the continuing listing requirements of such Exchange at the time the securities are issued.

         1.15. "NDA" means a New Drug Application in the U.S., or the analogous process as defined in applicable laws and regulations by which application is made with the appropriate Regulatory Agency of a given country for approval to market a drug in that country.

         1.16.    "Party" means a party to this Agreement.

         1.17. "Person" means an individual, partnership, limited liability company, corporation, trust or unincorporated organization or other business entity, and a government or agency or political subdivision thereof.

         1.18. "Program IP" means know-how, knowledge, experience, inventions, processes, technical information, trade secrets, formulas, protocols, data and results (and any patents and patent applications claiming any of the foregoing), arising from or acquired specifically in the course of the development activities covered by this Agreement that relate specifically to the Licensed Product within the Field of Use.

         1.19. "Regulatory Agency" means any governmental regulatory authority responsible for granting health or pricing approvals, registrations, import permits and other approvals required before the Licensed Product may be tested or marketed in any country. Regulatory Agency shall include the FDA, EMEA and any analogous agency in any other country or region.

         1.20. Successful Completion" means, with respect to a Phase I clinical study, results that would be considered commercially reasonable grounds for deciding to immediately proceed with further Phase II or Phase III clinical studies.

2.       Development Activities.

         2.1.     Conduct of Development Program; Condition to Commencement of
                  Work.

                  2.1.1. Each Party will undertake development of the Licensed Product in accordance with a written Development Program agreed to by the West Group, on the one hand, and IDDS, on the other hand, as set forth in Exhibit A hereto. The Development Program may be modified only by written agreement of the Parties. Each Party will make every reasonable effort to complete its responsibilities under the Development Program within the timetables set out therein but if some cause beyond the reasonable control or foresight of such Party shall interrupt the progress of the Development Program then the other Parties shall allow a reasonable additional period of time to complete the Development Program.

                  2.1.2. IDDS need not commence development work on a Licensed Product containing fentanyl and chitosan until the FDA allows (by way of a pre-Phase III meeting or otherwise) the commencement of Phase III clinical studies with respect to a product containing opioid alkaloid morphine and/or a salt thereof and chitosan.

         2.2.     Project Team.

                  2.2.1. Promptly following the Effective Date, the Parties shall form a Project Team, which shall be chaired by a representative of IDDS and include representatives of West and West/Nottingham. The Project Team shall initially consist of those Persons listed on Schedule A hereto.

                  2.2.2. The purpose of the Project Team shall be to manage the Development Program. The Project Team shall meet monthly. Meetings may be held either in person or by tele-conference or video-conference. The West Group or IDDS, as applicable, shall prepare and circulate written progress summaries of the Development Program for the Project Team prior to each meeting, in such form, content and detail as reasonably required by the Project Team.

         2.3.     Payments for Development Work.

                  2.3.1. IDDS shall pay to West the costs of the Development Program work performed by or for West in the amounts and according to the timetable as set forth in Exhibit A. The Parties acknowledge that such cost may vary by up to 10%, and West may revise any such amount up or down by up to 10% by showing reasonable justification therefor.

                  2.3.2. IDDS shall have the right to select alternative suppliers should West be unable to provide competitive cost bids on any or all subprojects listed in Exhibit A.

                  2.3.3. IDDS shall have the right to select alternative suppliers should West be unable complete any subprojects listed in Exhibit A within a reasonable projected timeframe.

                  2.3.4. Payment Schedule. IDDS shall pay to West the costs and fees for the subprojects listed in Exhibit A as follows:

                           (a) 40% of the total subproject cost upon order to commence;

                           (b) 30% of the total subproject cost invoiced monthly in evenly divided amounts over the duration of the subproject; and

                           (c)  30% of the total subproject cost upon
                                completion of the subproject.

                           (d) Other than payments due upon order, payments shall be due upon invoicing.

         2.4. IDDS's Development and Commercialization Obligations. IDDS shall, at its cost and expense, conduct the following activities:

                  2.4.1. IDDS shall perform the work set forth in and in accordance with the Development Program.

                  2.4.2. Diligently perform all activities necessary or appropriate to obtain and maintain in full force and effect Regulatory Agency approval in the U.S. and each Major Market Country for the marketing of the Licensed Product in the Field of Use; provided, that IDDS shall not be required to pursue such Regulatory Agency approvals in multiple Major Market Countries simultaneously and IDDS may pursue such Regulatory Agency approvals in such order as it decides consistent with a commercially reasonable regulatory strategy.

                  2.4.3. At the earliest possible time, consistent with sound scientific and business principles, file applications for, and use its best commercial efforts to pursue Regulatory Agency approval to sell, the Licensed Product in each Major Market Country and, either directly or through sublicensees under the License Agreement, in other countries where a reasonable market opportunity exists, and

                  2.4.4. Use all reasonable commercial efforts to Launch the Licensed Product within 90 days after receiving all necessary approvals in each such country.

                  2.4.5. IDDS shall maintain insurance covering all of its development activities (including without limitation insurance covering clinical trials) hereunder in such amounts and against such risks as is customary by companies engaged in the same or similar business and similarly located, and shall, upon West's request, furnish evidence reasonably satisfactory to West of such insurance. Such policies shall, at a minimum, provide for:

                           (a) no less than $*** professional clinical trial insurance coverage, including products and complete operations coverage; and

                           (b) no less than 30 days advance notice to West from the insurer or broker of any change or cancellation of such coverage.

         2.5.     West's Obligations.

                  2.5.1. West shall, at its cost and expense, reasonably cooperate with IDDS and provide IDDS with such information and documentation in West's possession, including without limitation data, graphs, figures and specifications, as may be reasonably required for IDDS to perform its development and commercialization obligations hereunder (including without limitation the necessary U.S. and foreign regulatory filings); provided that this Section shall not be construed to require West to perform any studies, trials or other development or commercialization work.

                  2.5.2. West shall perform the work set forth as West's responsibilities in and in accordance with the Development Program.

         2.6. Survival of Obligations. Notwithstanding any other provision of this Agreement, so long as the License Agreement remains in effect, the obligations of IDDS under this Section 2 and the obligations of West under Section 2.5.1 shall survive any termination of this Agreement for any reason whatsoever, including without limitation by reason of breach by West or West/Nottingham.

3.       Milestone Payments.

         3.1. Milestone Payments. In consideration of the obligations undertaken by West and West/Nottingham and the rights granted to IDDS under this Agreement and the License Agreement, IDDS shall pay to West:

                  3.1.1. Within thirty (30) days following successful completion of proof-of-principle in vitro and in vivo animal studies demonstrating the absorption, distribution, metabolism, excretion (ADME), safety, tolerability and efficacy of transnasal delivery of fentanyl, the amount of U.S.$500,000;

                  3.1.2. Within thirty (30) days following the successful completion of the first Phase I trial for a Licensed Product that is under development through an IDDS-sponsored or West-sponsored IND, the amount of U.S.$***.

*** Represents material which has been omitted pursuant to an Application for Order Granting Confidential Treatment and filed separately with the Commission.

                           (a)  For the purposes of this Section, "Phase
                                I trial" means an initial Phase I clinical trial in normal volunteers or an initial Phase I/II clinical trial in less than fifty
                                (50) patients suffering from pain, as
                                determined by IDDS in accordance with the Development Program.

                  3.1.3. Within 30 days following the administration of the first dose in the first pivotal Phase III trial for a Licensed Product that is under development through a West-sponsored or IDDS-sponsored IND (or other equivalent regulatory filing such as a CTX), the amount of $***;

                  3.1.4. Within 60 days following the first filing of an NDA with a Regulatory Agency in a Major Market Country for the Licensed Product, the amount of $***;
                           and

                  3.1.5. Within 60 days following the date of the receipt of the first approvable letter from a Regulatory Agency of an NDA in a Major Market Country for a Licensed Product, the amount of $***.

         3.2. Extended Payment Date and Interest Thereon. Notwithstanding the foregoing, IDDS may pay the amounts due under Sections
                  3.1.4 and 3.1.5 hereof up to an additional 30 days following the applicable due date (i.e., up to 90 days after such due date) without being in violation of this Agreement, provided that any amounts remaining unpaid after 60 days from the due date shall bear interest at the U.S. prime interest rate for short-term funds plus two percentage points from such due date until the date it is received. The interest will be calculated on a daily average basis.

         3.3. Manner of Payment. Except as provided in Section 3.4 hereof, all amounts payable under this Agreement shall be in United States dollars by wire transfer of immediately available funds to an account or accounts specified in writing by West at least five days prior to the due date thereof.

         3.4.     Payment By Issuance of NLPT Securities.

                  3.4.1. If the Parties mutually agree, some or all of the amounts due under Sections 3.1.4 and/or 3.1.5 hereof may be paid by issuance to West of a number of shares of NLPT Securities equal to the applicable payment amount divided by the Fair Market Value; provided that at the time the NLPT Securities are issued, the aggregate percentage of the total outstanding securities of the issuing company (the "Issuer") held by West shall not exceed 19.9%.

                  3.4.2. The Parties shall use their best efforts approximately 60 days prior to the estimated date of achievement of a milestone event to meet and discuss the option of taking payment in NLPT Securities in lieu of cash.

*** Represents material which has been omitted pursuant to an Application for Order Granting Confidential Treatment and filed separately with the Commission.

                  3.4.3.   Any NLPT Securities issued pursuant to his Section
                           3.4 shall be subject to the Securities Issuance and Registration Rights Agreement between West and IDDS entered into as of September 22, 2000.

         3.5. Survival of Obligation to Make Milestone Payments. Notwithstanding any other provision of this Agreement, so long as the License Agreement remains in effect, the obligations of IDDS under this Section 3 shall survive any termination of this Agreement for any reason whatsoever, including without limitation by reason of breach by any member of the West Group.

4. Option to Manufacture. IDDS hereby grants to West an option to first negotiate with IDDS for the right to manufacture and/or package commercial quantities of the Licensed Product (the "Manufacturing Rights Option"), as follows:

         4.1. No later than eighteen (18) months prior to the estimated Launch Date, IDDS shall notify West of its anticipated need for commercial quantities of Licensed Product. Such notice shall include reasonable details of its requirements, including first-year volume forecast, target pricing and other information reasonably available to IDDS that shall have a bearing on West's decision to exercise the Manufacturing Rights Option.

         4.2.     Within 15 days following receipt of IDDS's notice under
                  Section 4.1 hereof, West shall notify IDDS of its intent to exercise or not exercise the Manufacturing Rights Option.

         4.3. If West exercises its Manufacturing Rights Option, West and IDDS shall promptly commence and diligently pursue for the next 45 days good-faith negotiations towards agreement to, and execution of, a definitive supply agreement with respect thereto. The definitive agreement shall contain terms and conditions that are usual and customary for supply agreements of similar type for goods of similar kind and quantity in the U.S.

         4.4. If West fails to exercise its Manufacturing Rights Option within the time period set forth in Section 4.2 hereof, or West and IDDS fail to conclude agreement on the terms of such agreement within the time period set forth in Section 4.3 hereof, then IDDS shall be free to negotiate with and conclude agreements with third Persons for manufacturing and/or packaging of the Licensed Product, provided that no such agreement (i) shall contain price terms or other terms and conditions that, in the aggregate, are less favorable to IDDS than the West's last proposal or (ii) shall contain any material terms and conditions that are more favorable to the third Person than the terms and conditions set forth in IDDS's notice to West under Section 4.1 hereof.

5.       Intellectual Property Rights.

         5.1 Each Party shall own all intellectual property developed by its independent research and development projects.

         5.2      West and West/Nottingham own and shall own all Background IP.

         5.3 IDDS shall own all Program IP developed by the IDDS-funded portions of the Development Program, provided that West shall have a non-exclusive, worldwide, fully paid-up, royalty-free, perpetual license (with right to sublicense) to all such Program IP relating in any way to manufacturing, scale-up and production processes, techniques, inventions and know-how, including without limitation clinical- and production-scale manufacturing processes.

6.       Term and Termination.

         6.1 Term and Expiration. This Agreement shall become effective as of the Effective Date and, unless terminated earlier pursuant to this Section 6, shall remain in effect until the last to occur Launch Date after the Licensed Product has been Launched in all Major Market Countries.

         6.2      Termination. This Agreement may be terminated as follows:

                  6.2.1    By mutual consent of the Parties at any time.

                  6.2.2 By either West or IDDS upon written notice to the other:

                           (a) in the event of a default by the other Party in the due observance or performance of any covenant, condition or limitation of this Agreement or the License Agreement, but only if the defaulting Party will not have remedied its default within 30 days (or within 5 Business Days in the event of default under Section 3) after receipt of written notice of such default from the non-defaulting party; or

                           (b)  if the other Party is adjudicated a
                                bankrupt, if insolvency, bankruptcy,
                                reorganization, debt adjustment or
                                liquidation proceedings are instituted
                                against such Party and not dismissed within 60 days after the institution thereof, if a receiver or trustee is appointed for such party and its assets, or if such Party makes a general assignment for the benefit of its creditors.

         6.3 Survival. Notwithstanding the termination of this Agreement, all rights and obligations that by their terms survive termination shall remain unaffected until the complete satisfaction or expiration thereof.

7.       Representations and Disclaimer.

         7.1 Representations by West and West/Nottingham. Each of West and West/Nottingham represents and warrants to IDDS:

                  7.1.1 It has the full legal right, power and authority to enter in this Agreement.

                  7.1.2 It has not entered, and will not enter, into any agreement that conflicts with the provisions of this Agreement.

         7.2 Representations by IDDS. IDDS represents and warrants to West and West/Nottingham:

                  7.2.1 It has the full legal right, power and authority to enter in this Agreement.

                  7.2.2 It has not entered, and will not enter, into any agreement that conflicts with the provisions of this Agreement.

         7.3 Disclaimer of Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER WEST NOR WEST/NOTTINGHAM MAKES ANY REPRESENTATION, GUARANTEE OR WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO REPRESENTATIONS OR WARRANTIES TO THE SUCCESS OF ANY DEVELOPMENT EFFORTS TO BE TAKEN HEREUNDER OR THE RESULTS TO BE EXPECTED FROM IDDS'S USE OF ANY LICENSED PRODUCT OR FROM THE MANUFACTURE, USE OR SALE OF THE LICENSED PRODUCT AND NO RIGHTS IMPLIED OR OTHERWISE ARE GRANTED. NEITHER WEST, WEST/NOTTINGHAM NOR ANY AFFILIATE OF ANY OF THEM SHALL HAVE ANY RESPONSIBILITY TO IDDS OR OTHERS UNDER ANY LEGAL PRINCIPLE FOR THE ABILITY OF IDDS OR THE QUALITY OR PERFORMANCE OF ANY LICENSED PRODUCT DEVELOPED HEREUNDER; FOR CLAIMS OF THIRD PERSONS RELATING TO ANY LICENSED PRODUCT MANUFACTURED OR SOLD BY IDDS OR ANY OF ITS AFFILIATES OR SUBLICENSEES, OR FOR ANY FAILURE IN LICENSED PRODUCTION, DESIGN OR OPERATION OF ANY LICENSED PRODUCT MANUFACTURED OR SOLD BY ANY OF THEM. WEST AND WEST/NOTTINGHAM DISCLAIM ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE. IN NO EVENT SHALL WEST, WEST/NOTTINGHAM OR ANY AFFILIATE OF ANY OF THEM BE LIABLE TO IDDS OR ANY AFFILIATE OR SUBLICENSEE FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES UNDER THIS AGREEMENT OR OTHERWISE, REGARDLESS OF WHETHER WEST, WEST/NOTTINGHAM OR ANY AFFILIATE OF ANY OF THEM KNEW OR HAD REASON TO KNOW OF THE POSSIBILITY OF SUCH DAMAGES.

8.       Miscellaneous Provisions.

         8.1 Force Majeure. No Party hereto shall be held liable or responsible to any other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of the Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the Party failing to perform or delayed in performing including, but not limited to, fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party.

         8.2 Assignment. This Agreement may not be assigned or otherwise transferred by any Party without the consent of the other parties; provided, however, that either Party may, without such consent, assign this Agreement and its rights and obligations hereunder to its Affiliates or in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger or consolidation or change in control or similar transaction. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

         8.3 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affect the substantive rights of the parties. The parties shall in such an instance use reasonable efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

         8.4 Notices Any notice or other communication pursuant to this Agreement will be deemed duly made or given: (i) when delivered by hand; (ii) 10 business days after it is mailed, certified or return receipt request, with postage prepaid;
                  (iii) when sent, if sent by telecopy (with receipt confirmed) or (iv) when receipt is signed for when sent by Federal Express, DHL or other express delivery service. Notices will be addressed as follows:

         If to West or West/Nottingham to:

         West Pharmaceutical Services, Inc.
         101 Gordon Drive
         Lionville, Pennsylvania 19341
         Attention:        Division President, Drug Delivery Systems
         Telecopier:       610 594-3013

         With a required copy to:

         West Pharmaceutical Services, Inc.
         101 Gordon Drive
         Lionville, Pennsylvania 19341
         Attention:        General Counsel
         Telecopier:       610 594-3013

         If to IDDS to:

         Innovative Drug Delivery Systems, Inc.
         787 Seventh Avenue
         New York, NY 10019
         Attention:        David M. Tanen
         Telecopier:       212 554-4355


         8.5. Governing Law/Jurisdiction. This Agreement is acknowledged to have been made in and shall be construed, governed, interpreted and applied in accordance with the federal patent laws and the laws of the Commonwealth of Pennsylvania, without giving effect to its conflict of laws provisions. The state and federal courts in Pennsylvania shall have exclusive jurisdiction over any litigation arising under this Agreement.

         8.6. Arbitration Clause. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, which remains unsettled following diligent efforts by each Party to reach a mutually acceptable resolution of such claim or controversy, shall be settled by arbitration administered by the American Arbitration Association and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. This Section shall not prevent any Party from seeking equitable relief.

         8.7. Entire Agreement. This Agreement, the License Agreement, and the Confidentiality Agreement among the Parties entered into as of August 25, 2000 constitute the entire Agreement between the parties with respect to the subject matter hereof, and supersede all proposals, oral or written, purchase orders, confidentiality agreements and all other communications between the parties with respect to such subject matter.

         8.8. Modifications The terms and conditions of this Agreement may be amended only by a written instrument duly executed by the Parties.

         8.9. Headings. The headings and captions preceding the Sections hereof are inserted solely for convenience of reference, and will not constitute part of this Agreement, nor will they affect its meaning, construction or effect.

         8.10. Independent Contractors. It is expressly agreed that West and West/Nottingham, on one hand, and IDDS, on the other hand, are independent contractors with respect to this Agreement and that the relationship between them created by this Agreement shall not constitute a partnership, joint venture or agency. No Party hereto shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on any other Party, without the prior consent of the Party to do so.

         8.11. Waiver. The waiver by any Party of any right hereunder or the failure to perform or of a breach by any other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

         8.12. Counterparts. The Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



    IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed in duplicate by their respective duly authorized officers.


    INNOVATIVE DRUG DELIVERY SYSTEMS, INC.





   By:   /s/ Mark C. Rogers
       ---------------------------------
          Mark C. Rogers, M.D., Chairman


   WEST PHARMACEUTICAL SERVICES, INC.





   By:    /s/ Donald E. Morel Jr.
       ---------------------------------
          Donald E. Morel Jr., Division President, Drug Delivery Systems


   WEST PHARMACEUTICAL SERVICES DRUG DELIVERY &
   CLINICAL RESEARCH CENTRE, LTD.





   By:    /s/ Donald E. Morel Jr.
       ---------------------------------
          Donald E. Morel Jr., Chairman

                                    EXHIBIT A

                          Scope of Development Project

EXHIBIT A

Nasal Fentanyl Development Program - Work to be Performed by IDDS

Project/Activity                                                                          Responsibility
----------------                                                                          --------------
IND Filing                                                                                    IDDS         To be completed within
                                                                                                           *** from initiation
                                                                                                           of project To be
                                                                                                           initiated *** filing
                                                                                                           fof IND

Phase I Clinical Trials
    Prepare clinical supplies                                                                 IDDS
    Active trial                                                                              IDDS
    Analysis of plasma samples                                                                IDDS
    PK analysis of plasma data                                                                IDDS
    Write/issue clin/stat report phase 1                                                      IDDS

Additional Phase I Study (If Needed)
PK-PD Study
    Prepare clinical supplies                                                                 IDDS
    Active trial                                                                              IDDS
    Analysis of plasma samples                                                                IDDS
    PK analysis & report                                                                      IDDS
    Write/issue clin/stat report phase 1                                                      IDDS

Phase II Clinical Trials                                                                                   To be initiated within
Phase 2 trial in patients with breakthrough or incident                                                    *** of IND filing
     pain (first trial in target population)
   Prepare clinical supplies                                                                  IDDS
   Active trial                                                                               IDDS
   Analysis of plasma samples                                                                 IDDS
   Write/issue clin/stat report phase 2                                                       IDDS

Phase III Clinical Trials                                                                                  To be initiated within
First pivotal efficacy trial in breakthrough or incident pain                                              *** of IND filing
   Prepare clinical supplies                                                                  IDDS
   Active trial                                                                               IDDS
   Analysis of plasma samples                                                                 IDDS
   PK analysis of plasma data                                                                 IDDS
   Write/issue clin/stat report phase 3                                                       IDDS
Second pivotal efficacy trial in breakthrough or incident pain
   Prepare clinical supplies                                                                  IDDS
   Active trial                                                                               IDDS
   Analysis of plasma samples                                                                 IDDS
   PK analysis of plasma data                                                                 IDDS
   Write/issue clin/stat report phase 3                                                       IDDS

Pilot/Process Evaluation Batch Manufacture
Tech Transfer to mfg site                                                                     IDDS
Complete production validation                                                                IDDS
3 consecutive scale-up batches for NDA filing                                                 IDDS
Pre-approval inspection                                                                       IDDS

Registration                                                                                                To be filed within
End of Phase II Report                                                                        IDDS          *** of IND filing
Annual IND Updates                                                                            IDDS
NDA Submission & Approval
   NDA packages for CMC, Toxicology and PK                                                    IDDS

*** Represents material which has been omitted pursuant to an Application for Order Granting Confidential Treatment and filed separately with the Commission.

EXHIBIT A

Nasal Fentanyl Development Program - Work to be Performed by WPS

$(000)
                        Description                                Total
                        -----------                                -----
Formulation Development & Optimization                           $   ***

Proof of Principle
*** Feasibility Study (***)                                      $   ***
Including analytical & report

Initial Human Volunteer Trial                                    $   ***
(*** subjects)
Including analytical & report

Analytical Method Development                                    $   ***
and Stability Testing

Subchronic
GLP Toxicology Studies (***)                                     $   ***

Manufacturing of Phase I
Clinical Supplies (up to 3,000 units)                            $   ***

IND Package for
Submission (CMC, Clinical, PK & Tox)                             $   ***

U.S. Phase I Clinical Trial                                      $   ***
Approx. 20 normal volunteers (not to exceed 50)
Selected single formulation & package
Including analytical & report                                 ____________

                                                      Total      $ ***

 *  Fixed Fee Projects
 ** Non-IND Study
*** Represents material which has been omitted pursuant to an Application for Order Granting Confidential Treatment and filed separately with the Commission.